THIRD
            CONSOLIDATION LINE OF CREDIT PROMISSORY NOTE

   $3,000,000.00                          St. Petersburg, Florida
                                       Executed November 17, 1995
                                      Effective November 17, 1995

        FOR VALUE RECEIVED, the undersigned PLASMA-THERM, INC., a Florida corporation (hereinafter called "Borrower") promises to pay to the order of NATIONSBANK OF FLORIDA, N.A., a national banking association (hereinafter sometimes referred to as "Lender" and together with any holder hereof called "Holder"), at 400 N. Ashley Drive, 2nd Floor, Tampa, Florida 33602, or at such other place as Holder may from time to time designate in writing, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal (the "loan") from time to time outstanding from the date of each advance of principal at the rate for each day equal to the Prime Rate per annum. In no event, however, shall the interest rate be greater than the maximum rate of interest allowed to be contracted for by applicable law.

        Principal and interest shall be due and payable as follows:

             a. Accrued interest only, as stated above, shall be payable monthly commencing on December 19, 1995, and continuing on the same day of each month until May 19, 1997, at which time all outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

             b. The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) prior to May 19, 1997, but only in accordance with the terms of that certain Amended and Restated Revolving Credit Agreement dated January 19, 1995, as amended by Amendment thereto dated August 14, 1995 and Second Amendment dated of


                                    This Note consolidates that
                                    certain Consolidation Line
                                    of Credit Promissory Note
                                    dated January 19, 1995, in
                                    the original principal sum
                                    of $2,000,000.00 and that
                                    certain Third Future Advance
                                    Promissory Note dated of
                                    even date herewith in the
                                    original principal sum of
                                    $1,000,000.00.  Documentary
                                    stamp tax was paid with
                                    respect to the original
                                    indebtedness.

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   even date herewith, and only if this Note is not in default as hereinafter defined. At no time, however, shall the principal balance outstanding hereunder exceed THREE MILLION AND NO/100
   DOLLARS ($3,000,000.00).

             c. For a period of sixty (60) consecutive days during the term of the loan, Borrower shall repay the principal below a sum of $100.00.

        Interest owing under this Note shall be computed on the basis of a 360-day year.

        As used herein, "Prime Rate" shall refer to the fluctuating rate of interest which is established by NATIONSBANK OF FLORIDA, N.A., a national banking association, from time to time as being its Prime Rate whether or not such rate shall be otherwise published. Such Prime Rate is established by NATIONSBANK OF FLORIDA, N.A., a national banking association, as an index or base rate and may or may not at any time be the best or lowest rate charged by NATIONSBANK OF FLORIDA, N.A., a national banking association on any loan. Changes in the Prime Rate shall be effective on the effective date announced by NATIONSBANK OF FLORIDA, N.A., a national banking association.

        Borrower may prepay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Holder's option first be applied to late charges, then to accrued interest, then to principal.

        Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Holder to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

        If any event of default set forth in this Note or in any of the Loan Documents (as defined herein) shall occur, or in the event Lender has, in accordance with the term of the Note or the Loan Documents, made a demand for repayment of the indebtedness evidenced by this Note and the Loan Documents, Lender, at its option, may notify Borrower that its commitment to lend under this line of credit is terminated and Lender shall be relieved of all obligations to lend any further sums thereafter to Borrower.

        This Note is secured by certain Security Instruments described in the Future Advance, Consolidation and Modification Agreement dated of even date herewith, which together with the Amended and Restated Revolving Credit Agreement dated January 19, 1995, as amended by Amendment thereto dated August 14, 1995 and Second Amendment dated of even date herewith, the Commitment Letters of November 8, 1995, December 8, 1994, March 28, 1994 (as amended May 9,

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   1994),  November  21,   1991,  May  28,  1993  and  all  other
   agreements, instruments and documents delivered in connection herewith,are herein after sometimes referred to as the "LoanDocuments."

        This Note and the Loan Documents have been executed and delivered in the State of Florida, and their terms and provisions are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that the maximum rate of interest allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the "Maximum Rate") be as great as possible. The interest due hereunder is being charged pursuant to the provisions of The Florida Banking Code (as defined by statute), and Chapter 687 Florida Statutes. In the event that any law, rule or regulation of the United States of America or the State of Florida, as changed from time to time, allows interest to be contracted for at a rate that is greater than the rate permitted by The Florida Banking Code (as defined by statute), and Chapter 687, Florida Statutes, then such law, rule or regulation shall apply. References to laws, statutes, rules and regulations in this Note refer to such as amended from time to time.

        In the event that any payment of principal or interest is not made within ten (10) days after the same become due hereunder, it is hereby agreed that Holder shall have the option of collecting a late charge equal to four percent (4%) of the amount of each such delinquent payment. Said late charge and/or interest shall be immediately due and payable in full on demand by Holder.

        In no event shall Holder have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Holder which would result in the rate of interest being charged or collected by Holder being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Holder to exceed the Maximum Rate (hereinafter called the "excess sum") shall be credited as a payment of principal. If Borrower notifies Holder in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Holder during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Holder. It is recognized by Borrower that the Maximum Rate may vary from time to time, and that

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   from  time  to   time  the  Maximum  Rate  may  be  uncertain.
   Therefore,  Holder may  seek  judicial  determination  of  the
   applicable rate of interest.   In such event, the  withholding
   of credit to principal or the withholding of payment to Borrower of any proposed excess sum during the period of judicial determination (including all appeals) shall not be deemed a breach of the obligations of Holder hereunder or of
   applicable  law.    It is  the  intent  of  Holder to  conform
   strictly to the limitations of applicable laws governing the charging and collection of interest as changed from time to time.

        The "Default Interest Rate" shall be a rate equal to three percent (3%) above the rate of interest required to be paid by the terms of this Note. In the event no specific Maximum Rate is applicable, the Maximum Rate hereunder shall be twenty-five percent (25%) per annum.

        Holder  shall  have the  optional  right  to declare  the
   amount of the total unpaid balance hereof to be due and forthwith payable in advance of the maturity date of any sum due or installment, as fixed herein, upon a default. This Note shall be deemed to be in default upon the failure of Borrower to pay, within seven (7) days after the same become due, any of the installments of interest or principal, or upon the occurrence of any default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of this Note or of any of the Loan Documents after the expiration of any applicable grace period, or upon the default under or the failure of Borrower to perform in accordance with any and all obligations, instruments or documents between Borrower and Lender after any applicable grace period. Upon exercise of any of these options by Holder, the entire unpaid principal balance shall bear interest at the "Default Interest Rate." In addition to the rights described in this paragraph, Holder shall have the right to exercise all other rights or remedies provided by law or at equity or as provided in any of the Loan Documents and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Holder. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

        Time is of the essence hereunder.  In the event that this
   Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof hereby, severally and jointly, agree to pay all costs of collection, including reasonable attorneys' fees and costs (including charges for paralegals and others working under the direction or supervision of Holder's attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise, and, if Holder's attorneys shall include employees of Holder or of any person controlling, controlled by or under

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   common control with  Holder, such  reasonable attorney's  fees shall include costs allocated by Holder's or such person's internal legal department.

        Borrower authorizes Holder, when payment is due, to set off for any payment of principal or interest due or past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with
   Holder and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

        The remedies of Holder as provided herein and in the Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

        All persons (including corporations) now or at any time liable whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) consent that Holder may, from time to time and without notice to them or demand, (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Holder, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against Borrower or any other person or party or to attempt to realize on the collateral for this Note.

        BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER'S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF HOLDER'S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON HOLDER'S BEHALF.



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        Borrower acknowledges that  the above paragraph  has been
   expressly bargained for by Holder as part of the loan evidenced hereby and that, but for Borrower's agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the loan for the term and with the interest rate provided herein.

        If more than one party shall execute this Note, the term "Borrower", as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be and the singular number includes the plural.



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        IN WITNESS WHEREOF  Borrower has caused  this Note to  be
   executed in its name on the day and year first above written.

                                PLASMA-THERM,  INC.,  a Florida
                                corporation ("Borrower")

                                By:  /s/Ronald S. Deferrari
                                     Ronald S. Deferrari,
                                     President

                                        (CORPORATE SEAL)


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